Exhibit 5.2

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Tel 212.351.4000 www.gibsondunn.com

Client: 42731-00007

July 28, 2023

IperionX Limited
129 W Trade Street
Suite 1405
Charlotte, NC 28202

Re:	IperionX Limited Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to IperionX Limited, an Australian public company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i)             the Company’s unsecured debt securities (“Debt Securities”);

(ii)            the Company’s ordinary shares (the “Ordinary Shares”), which may be represented by American depositary shares (“ADSs”);

(iii)           the Company’s preference shares (the “Preference Shares”);

(iv)           subscription rights for the purchase of Ordinary Shares (the “Subscription Rights”);

(v)            warrants for the purchase of Ordinary Shares, Preference Shares, Subscription Rights or Debt Securities (the “Warrants”); and

(vi)           units of the Company comprised of any combination of Ordinary Shares, Preference Shares, Subscription Rights, Warrants or Debt Securities (the “Units”).

The Debt Securities, Ordinary Shares, Preference Shares, Subscription Rights, Warrants, and Units are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture to be entered into between the Company and a financial institution to be named at the time such indenture is executed, as indenture trustee (the “Base Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of form of the Base Indenture, the Deposit Agreement among IperionX Limited, The Bank of New York Mellon and owners and holders of ADSs (the “Deposit Agreement”) and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i)             at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)            at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)           all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)           at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any Ordinary Shares or Preference Shares for issuance upon exercise, conversion or exchange of any Securities for Ordinary Shares or Preference Shares (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below) shall have been duly completed and shall remain in full force and effect;

(v)            upon issuance of any Ordinary Shares or Preference Shares, including upon exercise, conversion or exchange of any Convertible Security, the total number of Ordinary Shares or Preference Shares issued and outstanding will not exceed the total number of Ordinary Shares or Preference Shares, as applicable, that the Company is then authorized to issue under its constitution and other relevant documents;

(vi)           in the case of Debt Securities, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA;

(vii)          at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.              With respect to any Debt Securities, when:

a.	the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indenture;

b.	any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee (together with the Base Indenture, the “Indenture”); and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.              With respect to Ordinary Shares represented by ADSs, when the depositary receipts representing the ADSs have been duly executed and countersigned (in the case of certificated ADSs), registered and delivered in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the ADSs will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.              With respect to any Subscription Rights, when:

a.	the related subscription rights agreement (“Subscription Rights Agreement”), if any, has been duly executed by the Company and each other party thereto;

b.	the terms of the Subscription Rights have been established in accordance with the Subscription Rights Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement;

c.	the terms of any collateral or security arrangements relating to such Subscription Rights have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements; and

d.	such Subscription Rights have been executed (in the case of certificated Subscription Rights) and delivered in accordance with the Subscription Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Subscription Rights will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

4.              With respect to any Warrants, when:

a.	the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto;

b.	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement; and

c.	the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.              With respect to any Units, when:

a.	the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto;

b.	the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement; and

c.	the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.            We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.             The opinions above with respect to the Indenture, the Debt Securities, the depositary receipts representing the ADSs, the Deposit Agreement, the Subscription Rights, any Subscription Rights Agreement, the Warrants, the Warrant Agreement, the Units and the Unit Agreement (collectively, the “Documents”) are each subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

C.             We express no opinion regarding the effectiveness of: (i) any waiver of stay, extension or usury laws; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any provision in any Document waiving the right to object to venue in any court; (iv) any agreement to submit to the jurisdiction of any Federal court; (v) any waiver of the right to jury trial; or (vii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D.             To the extent relevant to our opinions in paragraphs 2, 3, 4 and 5 and not covered by our opinions in paragraph 1, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any ADSs, Subscription Rights, Warrants, or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP